EXHIBIT 10.36

                      SECURITY AND INTERCREDITOR AGREEMENT

         AGREEMENT, dated December 1, 1999, among Biofund, Inc., a Delaware corporation with an address at Box L, Millbrook, NY 12545 ("Biofund"), Donald C. Fresne ("Fresne"), with an address at North Tower Hill Road, Box L, Millbrook, NY 12545, and Epigen, Inc., a Delaware corporation with an address at North Tower Hill Road, Box L, Millbrook, NY 12545 ("Epigen").

                                    RECITALS

         1. Epigen has obtained a loan from the Bank of Millbrook ("Bank") in the original principal amount of up to $800,000 (the "Loan") upon the condition that the Loan be secured by collateral in the form of certificates of deposit issued by the Bank aggregating the original principal amount of the Loan (the "Security").

         2. Biofund has agreed to provide such security (the "Guaranty"), subject to the terms and conditions herein provided.

         3.  Epigen   presently  owes  Fresne  an  aggregate  of   approximately
$1,699,000, secured by a first priority security interest in all of Epigen's rights to its proprietary technology, patents, trademarks and copyrights and scientific formulae (the "Collateral") pursuant to an Agreement dated as of May 1, 1995.

         4. Biofund requires a security interest in the Collateral and certain other rights as herein provided as a condition of providing the Security.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions herein contained, Biofund, Epigen and Fresne, intending to be legally bound, hereby agree as follows:

         Section 1.  Grant of Security Interest.
                     --------------------------

         1.1 In order to secure repayment of the Security in the event the Loan is foreclosed upon by the Bank and the Security is used to satisfy the Loan, Epigen hereby grants to Biofund a security interest in the Collateral to the same extent as that granted to Fresne, and Fresne hereby consents to such grant.

         Section 2.  Priority of Liens.
                     -----------------

         2.1 Priority among Lenders. Each of Fresne and Biofund hereby agrees that in the event either of the liens granted to them is foreclosed upon the holder thereof the holder of the other lien shall cooperate with the foreclosing party in such foreclosure. To the extent the Collateral is sold or otherwise disposed of to satisfy such lien, the proceeds of such foreclosure, less costs thereof, shall be disbursed sixty percent (60%) to Biofund and forty percent (40%) to

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Fresne until the smaller of the two obligations secured by such liens shall have been satisfied in full. Thereafter, any remaining proceeds shall be disbursed first to the holder of the unsatisfied lien until the obligation secured by such lien is paid in full and any remaining proceeds shall be returned to Epigen.

         2.2 Execution of Documents. The parties hereto hereby agree to execute and deliver all such financing statements and other documents as shall be necessary to effectuate the intent of this Agreement and the transactions contemplated hereby.

         Section 3.  Warrant to Purchase Shares of Epigen Stock.
                     ------------------------------------------

         3.1 Epigen hereby grants to Biofund, or its nominees who must be shareholders of Biofund, the right to acquire shares of Epigen's Common Stock, $.001 par value per share ("Common Stock"), as follows:

         (a) For each $100,000 of funds provided for the Guaranty by Biofund, upon retirement of the Loan and return of the Security Biofund shall have the right to acquire up to that number of shares of Common Stock equal to two and one-half percent (2-1/5%) of the issued and outstanding shares of Common Stock, on a fully diluted basis as of November 1, 1999, at a price of $.01 per share.

         (b) In consideration for such right, Biofund shall apply all interest earned on the Security to repayment of interest accrued on the Loan, which application shall be made immediately upon the maturity date(s) of the Security.

         (c) Epigen promptly shall take all steps necessary to reserve for issuance a sufficient number of shares of Common Stock to satisfy the exercise of such right in its entirety by Biofund.

         Section 4.  Miscellaneous.
                     -------------

         4.1 Notices. Except as herein provided, all notices which may be required or permitted under this Agreement shall be given in writing by certified mail, return receipt requested, or by hand, by facsimile or by Express Mail or other recognized over night delivery service and shall be delivered or transmitted to the parties hereto at their respective addresses set forth above, or such other addresses as any of them shall designate in accordance with the provisions of this Section 4.1

         4.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto regarding the subject matter hereof and supersedes any prior agreement of the parties hereto regarding such subject matter.

         4.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

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         4.4  Counterparts.  This  Agreement  may  be  signed  in  one  or  more counterparts which together shall constitute one and the same instrument.

         4.5 Modification. No modification or amendment of this Agreement shall be effective unless in writing and signed by the parties hereto.

         4.6 Severability. Should any provision of this Agreement be determined to be invalid or unenforceable or at variance with any present or future requirement of applicable law then such provision alone shall become inoperative to the extent necessary, and this Agreement may remain in full force and should be construed so as to give effect to the intent and purpose of the parties to the maximum extent possible.

         4.7 Assignment. Except as herein provided, no party may assign all or any portion of this Agreement without the prior written consent of the other parties.

         4.8 Headings. The headings contained in this Agreement are for the convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to executed by their duly authorized representatives as of the day and year first above written.

BIOFUND, INC.                               EPIGEN, INC.

By:  /s/David Clapp                         By:  /s/Donald C. Fresne
     ----------------------                      ---------------------
     David Clapp, President                      Donald C. Fresne, CEO,
                                                 President and Chairman

/s/ Donald C. Fresne
------------------------------
Donald C. Fresne, individually

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